Exhibit 99.1

Medalist Diversified REIT, Inc. Concludes Strategic Alternatives Process with

POTENTIAL Asset Sale and eXPECTED Transition to Internalized Management

RICHMOND, Va., July 12, 2023--Medalist Diversified REIT, Inc. (NASDAQ: MDRR) (the "Company" or "Medalist"), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., announced today that the Special Committee (the "Special Committee”) of the Company’s Board of Directors (the “Board”) has completed its exploration of strategic alternatives.

Upon the recommendation of the Special Committee, the Board has approved the Company’s negotiation of the sale of its interests in four properties from the Company's portfolio. Consummation of the sale is subject to negotiation of, and entry into, definitive agreements and related loan assumptions, and there can be no assurance as to the sales prices or other terms of the sales, or the timing of any of the sales, or whether such sales will occur.  Further information about this potential transaction will be disclosed, as appropriate.

Simultaneously, the Company announced that it is exploring diverse opportunities that might include mergers, investments, or other strategic combinations, with a focused objective of enhancing shareholder value.

In line with these strategic shifts, Medalist has commenced discussions with its external manager as to an internalization of the Company’s management. If completed, the internalization would be expected to lead to streamlined operations, reduced costs, and increased agility, while also fostering a closer alignment between management's interests and those of the Company’s shareholders. The transition to an internal management structure, if completed, would result in changes in several key leadership roles. Medalist is committed to a smooth transition process and ensuring continuity of leadership, with the primary focus on preserving and enhancing shareholder value. Consummation of an internalization is subject to negotiation of, and entry into, definitive agreements, and there can be no assurance as to the timing or terms of the internalization. Further information about this transaction will be disclosed, as appropriate.

Recognizing the need for financial stability during this transitional phase, the Board has approved the temporary suspension of dividends on the Company’s outstanding common stock and preferred stock for at least the next six months.

The Board extends its gratitude to shareholders for their patience and feedback throughout this process. As the Company ventures into this significant period of change, the Board reaffirms its commitment to enhancing shareholder value and improving company performance.

Throughout this strategic journey, the Special Committee was supported by Jones Lang Lasalle Securities Inc., as financial advisor, and Troutman Pepper Hamilton Sanders LLP, as legal counsel.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions. The Company’s strategy is to focus on value-add and opportunistic commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. The Company seeks to maximize operating performance of current properties by utilizing a hands-on approach to property management while monitoring the middle market real estate markets in the southeast for acquisition opportunities and disposal of properties as considered appropriate. For more information on Medalist, please visit the Company website at www.medalistreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate, “may,” “will,” “should” and “could” and include statements about the potential asset sales, the Company’s exploration of diverse opportunities, the temporary suspension of dividends on the Company’s outstanding common stock and preferred stock and the potential transition to internalized management and the impact, if any, of such actions on the Company and the trading price of the Company’s common stock. Forward-looking statements are based upon the Company’s present expectations but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, adverse changes in the pricing of the Company’s assets, disruptions associated with management internalizations, increased costs of, and reduced availability of, capital and those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Contacts

Brent Winn

Medalist Diversified REIT, Inc.

804-338-7708

brent.winn@medalistprop.com